                                                                       EXHIBIT 9

   **NOTE: PURSUANT TO INSTRUCTION 2 TO ITEM 601 OF REGULATION S-K, THIS IS A
    SCHEDULE OF MATERIAL DETAILS OF VARIOUS LOAN AND PLEDGE AGREEMENTS THAT
              DIFFER FROM EXHIBIT 4 TO THIS AMENDED SCHEDULE 13D**

                     SCHEDULE OF LOAN AND PLEDGE AGREEMENTS

        The following schedule of details of various loan and pledge agreements is provided in accordance with Instruction 2 to Item 601 of Regulation S-K. A total of four (4) separate loans have been made pursuant to loan and pledge agreements substantially identical in all material respects to to the loan and pledge agreement dated January 30, 2001, filed as Exhibit 4 to this Amended
Schedule 13D, except with respect to the details provided in the table below.

---------------------------------- -------------------------------- -----------------------------
             LENDER                         DATE OF LOAN                    LOAN AMOUNT
---------------------------------- -------------------------------- -----------------------------
     Interprise Technology                 March 1, 2001                     $5,000,000
     Partners, L.P. ("ITP")
---------------------------------- -------------------------------- -----------------------------
     David R. Parker                       March 30, 2001                    $1,000,000
---------------------------------- -------------------------------- -----------------------------
     ITP                                   March 30, 2001                      $500,000
---------------------------------- -------------------------------- -----------------------------
     ITP                                   April 6, 2001                        $15,000
---------------------------------- -------------------------------- -----------------------------
     David R. Parker                       May 10, 2001                        $100,000
---------------------------------- -------------------------------- -----------------------------


               The March 1, 2001, March 30, 2001, and April 6, 2001, loan and pledge agreements omit Section 2.1(d) of the January 30, 2001, loan agreement, which required an opinion of counsel for the Company as a condition precedent to closing. Each of these agreements also includes a revised Section 3.1 as follows:

               "3.1. SECURITY INTEREST AND PLEDGE. As security for the prompt and complete satisfaction of any and all obligations of the Company under this Agreement and the Note, or under any other agreement or note, now existing or hereafter arising, whether for principal, interest, expenses or otherwise, the Company hereby grants, transfers and assigns and pledges to Interprise all of its respective right, title and interest in and grants Interprise a senior security interest in the Company's assets as set forth in those UCC-1 Financing Statements (the "UCC-1") filed with the Secretary of State of the States of Florida, California, Delaware and Pennsylvania (the "PLEDGED ASSETS"), which assets are now in existence, together with after-acquired property."

               Schedule 3.1 has been removed from each of these loan and pledge agreements.

               The maturity date of the May 10, 2001, loan is August 10, 2001.